UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 15, 2019

iCAD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9341	02-0377419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire		03062
(Address of Principal Executive Offices)		(Zip Code)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2019, the Board of Directors (the “Board”) of iCAD, Inc. (the “Company”) granted R. Scott Areglado, the Interim Chief Financial Officer of the Company, options to purchase 5,000 shares of common stock of the Company at an exercise price of $4.37 per share, the closing price of the common stock on the NASDAQ Capital Market on the date of grant. On January 15, 2019, in connection with the prior appointment of Mr. Areglado as Interim Chief Financial Officer, the Board agreed to award Mr. Scott a $7,500 monthly bonus for each month of service Mr. Areglado provides as Interim Chief Financial Officer, payable in one lump sum bonus in July of 2019. The Board further agreed that Mr. Areglado would be entitled to a cash severance payment equal to nine months of his current base salary in the event of his termination by the Company other than for cause during the time Mr. Areglado serves as Interim Chief Financial Officer or for ninety days thereafter, or if Mr. Areglado were to terminate his employment voluntarily for good reason during the time Mr. Areglado serves as Interim Chief Financial Officer or for ninety days thereafter. Following such time, Mr. Areglado would be entitled to a cash severance payment equal to six months of his current base salary in the event of his termination by the Company other than for cause or if Mr. Areglado were to terminate his employment voluntarily for good reason.

On January 15, 2019, the Board also appointed Mr. Jonathan Go, the Company’s Senior Vice President of Research and Development, as the Company’s Chief Technology Officer and granted to Mr. Go options to purchase 25,000 shares of common stock of the Company at an exercise price of $4.37 per share, the closing price of the common stock on the NASDAQ Capital Market on the date of grant. On January 15, 2019, in connection with the appointment of Mr. Go as Chief Technology Officer, the Board increased Mr. Go’s annual base salary to $300,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC. (Registrant)

By:	/s/ R. Scott Areglado
R. Scott Areglado Interim Chief Financial Officer

Date: January 22, 2019